UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2020

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share

	NI PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 1, 2020, NiSource Inc. (the “Company”), as Borrower, entered into a Term Loan Agreement (the “Agreement”) with the lenders party thereto and KeyBank National Association, as Administrative Agent, with KeyBank National Association, PNC Bank, National Association, and U.S. Bank National Association, as Joint Lead Arrangers and Joint Bookrunners. Under the Agreement, the Company borrowed $850 million. The term loan matures on March 31, 2021 and bears interest at the option of the Company at:

•	a rate equal to the Alternate Base Rate, which is a floating rate equal to the highest of (A) the prime rate of interest quoted by The Wall Street Journal as the “Prime Rate” in the U.S. from time to time, (B) the Federal Funds Effective Rate in effect from time to time plus 0.50% and (C) the one-month LIBO rate plus 1.0%, or

•	a rate equal to (A) the one-, two-, three- or six-month LIBO rate plus (B) 75 basis points.

The Agreement contains customary affirmative and negative covenants, as well as customary events of default. The Agreement includes one financial covenant, a maximum debt-to-capitalization covenant set at 70%, which is consistent with the Company’s existing $1.85 billion Fifth Amended and Restated Revolving Credit Agreement.

The description above is a summary of the Agreement and is qualified in its entirety by the complete text of the Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with entering into the Agreement, the Company terminated and repaid in full its existing $850,000,000 of indebtedness, plus applicable interest and fees, under its Amended and Restated Term Loan Agreement dated as of April 17, 2019, by and among the Company, the lenders party thereto, and MUFG Bank Ltd., as Administrative Agent, Sole Lead Arranger and Sole Bookrunner.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1

Term Loan Agreement, dated as of April 1, 2020, among NiSource Inc., as Borrower, the lenders party thereto, and KeyBank National Association, as Administrative Agent, and KeyBank National Association, PNC Bank, National Association and U.S. Bank National Association, as Joint Lead Arrangers and Joint Bookrunners.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

Date: April 1, 2020	By:	/s/ Donald E. Brown
Donald E. Brown
Executive Vice President and Chief Financial Officer